Exhibit 99.1
Foghorn Therapeutics Announces Chief Medical Officer Succession
CAMBRIDGE, Mass. -- (GLOBE NEWSWIRE) -- August 8, 2023 -- Foghorn® Therapeutics Inc. (Nasdaq: FHTX), a clinical-stage biotechnology company pioneering a new class of medicines that treat serious disease by correcting abnormal gene expression, today announced that Alfonso Quintás-Cardama, M.D., will join the company as Chief Medical Officer, on September 11, 2023. Foghorn’s current Chief Medical Officer, Sam Agresta, M.D., will simultaneously retire from the company on September 11, 2023, and will provide consulting services through early January 2024.

“I want to thank Sam for his leadership and many contributions to Foghorn over the past four years. He joined the company at a critical time and built our clinical team which advanced our first programs to the clinic,” said Adrian Gottschalk, President and Chief Executive Officer of Foghorn. “Sam has been a valued partner to me and the entire organization, and his unwavering focus on our mission to serve patients has been inspiring not just to me, but to all of us.”
Gottschalk continued, “We are excited to welcome Alfonso to the Foghorn team. Alfonso’s experience and expertise in oncology and as a leukemia expert will be integral to our plans as we continue to advance our pipeline and develop medicines for patients.”
Dr. Quintás-Cardama most recently was the Chief Medical Officer at TCR2 since 2017, where he led the development of the company’s cell therapy platform. Dr. Quintás-Cardama’s prior experience includes a role as the head of clinical development for cell therapies at GSK, where he was instrumental in building GSK’s cell therapies unit, and as the global clinical leader at Novartis from 2014 to 2016, where he led the development of tisagenlecleucel (Kymriah™, CTL019), the first FDA-approved CAR-T cell therapy. Dr. Quintás-Cardama was previously a faculty member of the Department of Leukemia at MD Anderson Cancer Center from 2009 to 2014, where he developed multiple FDA-approved targeted agents for the treatment of myeloid malignancies.
“As a leader in understanding and drugging chromatin biology, Foghorn is uniquely positioned to develop the next class of cancer medicines,” said Dr. Quintás-Cardama. “I am excited to join Foghorn given the company’s broad pipeline coupled with a platform that has enabled the drugging of some of the most compelling targets in cancer. I am looking forward to being part of the Foghorn journey as the company continues to address unmet needs in cancer and brings potential therapies to people who need it the most.”
About Foghorn Therapeutics
Foghorn® Therapeutics is discovering and developing a novel class of medicines targeting genetically determined dependencies within the chromatin regulatory system. Through its proprietary scalable Gene Traffic Control® platform, Foghorn is systematically studying, identifying and validating potential drug targets within the chromatin regulatory system. The Company is developing multiple product candidates in oncology. Visit our website at

www.foghorntx.com for more information on the company, and follow us on X (formally Twitter) and LinkedIn.

Forward-Looking Statements
This press release contains “forward-looking statements.” Forward-looking statements include statements regarding the Company’s clinical trials, including its Phase 1 study of FHD-286 in combination with decitabine or cytarabine in relapsed and/or refractory AML patients, product candidates and research efforts and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks relating to our clinical trials and other factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made.

Contact:
Ben Strain, Foghorn Therapeutics Inc. (Media and Investors)
bstrain@foghorntx.com
Karin Hellsvik, Foghorn Therapeutics Inc. (Media)
khellsvik@foghorntx.com